FORM OF AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. l TO INVESTMENT SUB-ADVISORY AGREEMENT (the “Amendment”) is effective as of April 23, 2003, by and among The Variable Annuity Life Insurance Company (“VALIC”) and T. Rowe Price Associates, Inc. (the “Sub-Adviser”).

RECITALS

WHEREAS, VALIC and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated August 29, 2001 (the “Agreement”), with respect to the Covered Fund(s) listed on Schedule A thereto; and

WHEREAS, the parties wish to amend Section 1 entitled “Services Rendered and Expenses Paid by the SUB-ADVISER” to include the following as the last paragraph:

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund (s) (or a portion thereof) in securities or other assets.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree upon the Amendment as stated above.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:
Name:
Title:
Date:
ATTEST:
T. ROWE PRICE ASSOCIATES, INC

By:
Name:
Title:
Date:
ATTEST: